Evolent Health Expands Relationship with Long-Time Partner
Premier Health

WASHINGTON, D.C., November 2, 2017- Evolent Health, a company providing an integrated value-based care platform to the nation's leading health systems and physician organizations, today announced it has signed an expanded relationship agreement with long-standing customer, Premier Health, including an agreement to acquire the Medicare Advantage (MA) and commercial assets of Premier Health Plan.

Evolent and Premier Health have partnered on a value-based care strategy since 2013, including launching Premier’s locally-based, physician-led MA and commercial health plans. Based in Dayton, Ohio, the plans have experienced strong growth over the first several years of operations, and Premier and Evolent have agreed that Evolent will acquire Premier Health Plan to support continued expansion in Dayton and other Ohio markets. Under the agreement, Evolent will acquire Premier Health Plan, which owns and operates the MA business and large commercial group business, effective for the 2018 plan year.

“Evolent has been a trusted partner whose experts have played an essential role in operating and growing Premier Health Plan from its inception,” said Premier Health President and CEO Mary Boosalis. “This change plays to the strengths of both organizations, and the timing was right, given the current growth opportunity. We’re pleased to continue to partner with Evolent as we focus on our mission to build healthier communities using the population health models and resources we have already put in place to support value-based care.”

As part of the transaction, Evolent and the acquired Premier Health Plan will enter into two additional agreements with Premier Health: a long-term provider arrangement in which Premier Health’s hospitals and physicians would perform medical services for the members of the health plan; and a long-term services agreement with Evolent to support the system’s population health management efforts across employee, Next Generation ACO and payer partnership populations. The closing is expected to occur in the first quarter of 2018 and is subject to customary closing conditions, including federal and state regulatory approvals.

The acquisition will not have an impact on MA open enrollment nor the plan’s commercial products.

“We have added to our membership each year and expanded into additional counties, and we think Evolent is well-positioned to maintain that momentum,” said Renee George, president of Premier Health Plan.

“By aligning Evolent’s operational, clinical and financial platform with a broad, differentiated physician-led network, we have the opportunity for a significant impact in Dayton and other regions in Ohio,” said Evolent Health Chief Executive Officer Frank Williams. “We can combine Premier Health Plan’s leading-edge provider orientation with Evolent’s value-based care platform to achieve meaningful influence on the cost and delivery of care across the state.”

Evolent recently announced similar partnership expansions in Illinois and New Mexico as part of its value-based care strategy. Ownership of Premier Health Plan will strengthen and expand Evolent’s footprint in Ohio.
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About Evolent Health
Evolent Health partners with leading provider organizations to achieve superior clinical and financial results in value-based care. With a provider heritage and over 20 years of health plan administration experience, Evolent operates in more than 30 U.S. health care markets, actively managing care across Medicare, Medicaid, commercial and self-funded adult and pediatric populations. With the experience to drive change, Evolent confidently stands by a commitment to achieve results. For more information, visit www.evolenthealth.com.

About Premier Health
Based in Dayton, Ohio, Premier Health (www.premierhealth.com) has a mission to improve the health of the communities it serves. The health system operates four hospitals: Miami Valley Hospital with an additional site at Miami Valley Hospital South, Good Samaritan Hospital, Atrium Medical Center and Upper Valley Medical Center. In addition, the health system offers a large primary and specialty care network, along with home health services. The health system is the second largest employer in the region and the largest health-care system in Southwest Ohio.

Media Contacts

Evolent Health:
Kim Conquest, 540.435.2095, kconquest@evolenthealth.com

Premier Health:
Ben Sutherly, 937.499.5261, bwsutherly@premierhealth.com

Forward-Looking Statements

Certain statements made in this press release contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), including, but not limited to, statements regarding the agreements and the expected closing of, and consideration to be paid in connection with, the acquisition of the Premier business. Evolent Health claims the protection afforded by the safe harbor for forward-looking statements provided by the PSLRA. Actual events or results may differ materially from those contained in these forward-looking statements. Among the factors that could cause future events or results to vary from those contained in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; and the risk that litigation or other matters could affect the closing of the transaction. In addition, please refer to the periodic reports that the company files with the Securities and Exchange Commission (“SEC”), including on Forms 10-K, 10-Q and 8-K and the risk factors noted therein. The SEC filings by the Company identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this release. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances that occur after the date of this release.